EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-36007 and 333-70846) and Form S-8 (333-11201, 333-11199, 333-36009, 333-56685, 333-78765, 333-78769, 333-43172, 333-43170, 333-27733, 333-105426, 333-108905, 333-108906, 333-146479, 333-160083, 333-160085, 333-193136 and 333-204418) of IDEXX Laboratories, Inc. of our report dated February 17, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 17, 2017